UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026

Accendra Health, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4435 Waterfront Drive, Suite 300, Glen Allen, Virginia		23060
(Address of principal executive
offices)		(Zip Code)

Registrant’s telephone number, including area code (804) 277-4304

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	ACH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ◻

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2026, Perry A. Bernocchi, the Company’s Executive Vice President, Chief Operating Officer, entered into a transition agreement with the Company under which Mr. Bernocchi will cease to be an executive officer and will serve as Strategic Advisor to the Chief Executive Officer until December 31, 2026, unless his employment ends earlier. During this period, he will keep his current base salary and remain eligible for his 2026 annual bonus at his current target. He will also remain eligible for severance under the Company’s Officer Severance Policy or his change of control severance agreement, as applicable, subject to the terms of those arrangements.

The foregoing description is qualified in its entirety by reference to the transition agreement, a copy of which is filed herewith as Exhibit 10.1, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Transition Agreement, dated October 29, 2026, between the Company and Perry Bernocchi

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCENDRA HEALTH, INC.

November 3, 2026	/s/ Jonathan A. Leon
Jonathan A. Leon
Executive Vice President and Chief Financial Officer